                                                                      EXHIBIT 99

PRESS RELEASE

                                       Contact:    Claire M. Gulmi
                                                   Executive Vice President and
                                                   Chief Financial Officer
                                                   (615) 665-1283


            AMSURG CORP. TO PRESENT AT THE GOLDMAN SACHS 27TH ANNUAL
                          GLOBAL HEALTHCARE CONFERENCE

NASHVILLE, Tenn. (June 6, 2006) -- AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the Goldman Sachs 27th Annual Global Healthcare Conference on June 13, at the Ritz-Carlton Laguna Niguel in Dana Point, California. In connection with the conference, there will be an on-line simulcast and a replay of the Company's presentation available at the Company's web site starting at 1:20 p.m. Pacific Time/4:20 p.m. Eastern Time on Tuesday, June 13, 2006. Ken P. McDonald, President and Chief Executive Officer, and Claire M. Gulmi, Executive Vice President, Chief Financial Officer and Secretary, will be speaking at the conference.

         The live audio webcast and replay of the presentation will be available on the Company's website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At March 31, 2006, AmSurg owned a majority interest in 153 centers and had four centers under development and three centers awaiting CON approval.




                                      -END-